Exhibit 32.2
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                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES- OXLEY ACT OF 2002

         In connection with the Annual Report of Hydrogen Engine Center, Inc.(the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

          I, Sandra Batt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 31st day of March 2006.

/s/ Sandra Batt
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    Sandra Batt
    Chief Financial Officer